CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Statements" in the Combined Proxy Statement and Prospectus in the Registration Statement (Form N-14 No. 33-75340) of Investec Funds dated October 19, 2001 (formerly Guinness Flight Investment Funds) and Statement of Additional Information and to the incorporation by reference therein of our report dated February 5, 2001 on the Financial Statements of Investec Funds filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP

Los Angeles, California
October 12, 2001